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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2001

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29801 (Commission File No.)	94-3296648 (IRS Employer Identification No.)

3280 Bayshore Boulevard
Brisbane, CA 94005

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (415) 466-2200

Item 5. Other Events.

1.  The following replaces and supersedes the section "Business—Manufacturing" in the description of InterMune's business that was filed with the SEC on June 29, 2001 under Item 5 on Form 8-K:

    "We contract with qualified third-party manufacturers to produce our products. This manufacturing strategy enables us to direct financial resources to the development and commercialization of products rather than diverting resources to establishing a manufacturing infrastructure.

Genentech, Inc. Supply Agreement (Actimmune)

    Genentech manufactures and formulates bulk active ingredient and fills and finishes Actimmune destined for commercial supply. Our supply agreement with Genentech expired in May 2001. We expect that the final supply of commercial product that we will receive from Genentech during the remainder of 2001 will meet our needs for commercial supply through the end of January 2002.

Boehringer Ingelheim Supply Agreement (Actimmune)

    We have a supply agreement with Boehringer Ingelheim to manufacture both clinical and commercial supply of Actimmune and Imukin. Boehringer Ingelheim currently manufactures Imukin for sale in Europe and currently manufactures and formulates bulk active ingredient and fills and finishes Actimmune for clinical supply. Under the agreement, we will pay all of Boehringer Ingelheim's costs of establishing the equivalence of Imukin with Actimmune, achieving regulatory approval and establishing appropriate manufacturing facilities for Actimmune. We will be responsible for all adverse event reporting, product recalls, compliance with FDA requirements and all regulatory filings, with the assistance of Boehringer Ingelheim as needed. The agreement expires on December 31, 2006 and automatically renews for successive terms, unless either Boehringer Ingelheim or we choose not to continue.

    In September 2001, the FDA approved Boehringer Ingelheim as a manufacturer of commercially marketed Actimmune. Accordingly, we believe that the transition of our commercial product manufacturing from Genentech to Boehringer Ingelheim will occur before January 2002 and that we will receive sufficient supply of commercial product from Boehringer Ingelheim to meet our needs both during and after the transition.

    The supply agreement with Boehringer Ingelheim also generally provides for the exclusive supply by Boehringer Ingelheim and exclusive purchase by us of interferon gamma-1b. Following FDA approval of Boehringer Ingelheim as a manufacturer of Actimmune, we will be required to purchase a minimum amount of Actimmune per year, and Boehringer Ingelheim will be required to supply Actimmune to us, subject to certain limits. If Boehringer Ingelheim is not able to supply all of our requirements for interferon gamma-1b, we may choose an additional manufacturer. However, we are not entitled to seek such a secondary source until Boehringer Ingelheim has informed us of its unwillingness or inability to meet our requirements.

Amgen Supply Agreement (Infergen)

    Under our June 2001 agreement with Amgen by which we license Infergen, Amgen is obligated to manufacture and supply Infergen to us for our sales in the United States and Canada. These supply obligations will continue until such time as the manufacture of Infergen is transferred to a third party or to us, the license agreement terminates, or January 1, 2015, whichever occurs first. We are obligated under the license agreement with Amgen to seek regulatory approval for any newly designed labels reflecting that we market the product in the United States and Canada.

1.

Ben Venue Laboratories, Inc. Supply Agreement (Amphotec)

    We presently have an agreement with Ben Venue Laboratories, Inc. for the manufacture of Amphotec for all purposes. This agreement expires in December 2001. We are negotiating with Ben Venue to renew the agreement."

2.  The following replaces and supersedes the section "If we are unable to contract with third parties to manufacture Actimmune in sufficient quantities, on a timely basis or at an acceptable cost, we may be unable to meet demand for Actimmune and may lose potential revenues" in the description of InterMune's Risk Factors that was filed with the SEC on June 29, 2001 under Item 5 on Form 8-K:

    "If we are unable to contract with third parties to manufacture Actimmune in sufficient quantities, on a timely basis or at an acceptable cost, we may be unable to meet demand for Actimmune and may lose potential revenues.

    We do not have the resources, facilities or experience to manufacture Actimmune ourselves. Completion of our clinical trials and commercialization of Actimmune for new diseases requires access to, or development of, facilities to manufacture a sufficient supply of Actimmune. The FDA must approve facilities that manufacture Actimmune for commercial purposes. We depend on third parties for the manufacture of Actimmune for preclinical and clinical purposes, and we rely on third parties with FDA-approved manufacturing facilities for the manufacture of Actimmune for commercial purposes.

    We presently rely on Genentech for the manufacture of commercially marketed Actimmune, and on Boehringer Ingelheim Austria GmbH for the supply of Actimmune for clinical trials. Our supply agreement with Genentech expired in May 2001. We expect that the final supply of commercial product that we will receive from Genentech during the remainder of 2001 will meet our needs for commercial supply through the end of January 2002. In September 2001, the FDA approved a BLA that enables Boehringer Ingelheim to succeed Genentech as our commercial supplier of Actimmune. Accordingly, we believe that the transition of our commercial product manufacturing from Genentech to Boehringer Ingelheim will occur before January 2002 and that we will receive sufficient supply of commercial product from Boehringer Ingelheim to meet our needs both during and after the transition. However, if Genentech does not provide us with commercial supply consistent with our estimates, if we do not receive sufficient quantities of commercial Actimmune from Boehringer Ingelheim by the end of January 2002 or if our needs for commercial supply through the end of January 2002 exceed our current estimates, we may experience a shortage of commercial supply, which would have a material and adverse effect on our revenues, business and financial prospects.

    Our manufacturing strategy for Actimmune also presents the following risks:

  •
  Before we can obtain approval for a new disease for Actimmune, we must demonstrate to the FDA's satisfaction that the drug used in the clinical trials is comparable to the commercial drug.

  •
  Delays in increasing manufacturing capacity to meet our needs for multiple clinical trials could delay clinical trials, regulatory submissions and commercialization of Actimmune.

  •
  Our manufacturers of Actimmune are subject to ongoing periodic inspection by the FDA and other regulatory authorities for compliance with strictly enforced good manufacturing practices regulations and similar foreign standards, and we do not have control over our third-party manufacturers' compliance with these regulations and standards.

  •
  If we need to contract with other manufacturers, the FDA and foreign regulatory authorities must approve these manufacturers prior to our use or sale of their products. This would require new testing and compliance inspections. The new manufacturers would need to adopt existing manufacturing processes or develop comparable processes necessary for the production of Actimmune.

2.

  •
  If market demand for Actimmune suddenly increases, our manufacturers might not be able to fulfill our commercial needs, which would require us to seek new manufacturing arrangements and may result in substantial delays in meeting market demand.

  •
  If market demand for Actimmune is less than our purchase obligations to our manufacturers, we may incur substantial penalties.

  •
  Our supply arrangements with our manufacturers may be seriously interrupted.

  •
  We may not have intellectual property rights, or may have to share intellectual property rights, to any improvements in the manufacturing processes or new manufacturing processes for Actimmune.

    Any of these factors could delay clinical trials or commercialization of Actimmune for new diseases, interfere with current sales, entail higher costs and result in our being unable to effectively sell Actimmune."

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERMUNE, INC.
Dated: September 19, 2001	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield Senior Vice President of Legal Affairs, General Counsel and Secretary

3.

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  Item 5. Other Events.
SIGNATURE